Exhibit 10.21

CONFIDENTIAL
GAMESTOP CORP.
2019 INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

GameStop Corp., a Delaware corporation (the “Company”), pursuant to its 2019 Incentive Plan (the “Plan”), hereby awards to the Participant identified below Restricted Stock Units with respect to the number of shares of the Company’s Class A common stock (the “Shares”) indicated below in this Restricted Stock Unit Grant Notice (the “Grant Notice”). This award of Restricted Stock Units (this “Award”) is effective on the grant date indicated below and is subject to the terms set forth in the Plan, this Grant Notice and in the Restricted Stock Unit Award Terms and Conditions attached hereto (the “Terms and Conditions”). Together, this Grant Notice and the attached Terms and Conditions constitute the “Agreement.” The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings given to them in the Plan.

Participant:	###PARTICIPANT_NAME###
Grant Date:	###GRANT_DATE###
Total Number of Restricted Stock Units Subject to this Award:	###TOTAL_AWARDS###
Vesting Schedule:	5% of the Restricted Stock Units subject to this Award shall vest on the first anniversary of the Grant Date; 15% of the Restricted Stock Units subject to this Award shall vest on the second anniversary of the Grant Date; and 20% of the Restricted Stock Units subject to this Award shall vest on each of the dates that are 30, 36, 42 and 48 months following the Grant Date, subject in each case to the Participant’s continued service with the Company through the applicable vesting date.

This Agreement has been delivered to the Participant, and the Participant has been asked to accept the Award, by electronic means. By accepting the Award, the Participant acknowledges that he or she has read and understands this Agreement, and agrees to all the provisions of this Agreement. If the Participant does not accept the Award within 30 days of the date that this Agreement is delivered to the Participant or such later date specified by the Company, the Award will be canceled and the Participant will have no rights in respect of the Award.
US 8113740

GAMESTOP CORP.
2019 INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD TERMS AND CONDITIONS
1.Award of Restricted Stock Units. Subject to the Participant’s acceptance of this Award, the Company has granted to the Participant the number of Restricted Stock Units set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement and the Plan. Each Restricted Stock Unit represents the right to receive one Share at the times and subject to the terms and conditions set forth in this Agreement and the Plan.
2.Date of Grant. Subject to Participant’s acceptance of this Award, the Restricted Stock Units evidenced by this Agreement were granted on the Grant Date set forth in the Grant Notice.
3.Vesting of Restricted Stock Units.
(a)Vesting. Subject to the Participant’s abiding by the terms herein (including the Restrictive Covenants set forth on Exhibit A), the Restricted Stock Units subject hereto will become vested in such amounts and at such times as are set forth in the Grant Notice, subject to acceleration on such basis as determined by the Committee or set forth in the Participant’s employment agreement with or offer letter from the Company.
(b)Service with Affiliates. Solely for purposes of this Agreement, service with the Company will be deemed to include service with a subsidiary of the Company (for only so long as such entity remains a subsidiary of the Company).
(c)Effect of Termination of Service. If the Participant’s service with the Company ceases for any reason, then unless otherwise specified in the Grant Notice or determined by the Committee, all Restricted Stock Units that remain unvested as of the time of such cessation will be forfeited immediately and automatically.
(d)No Fractional Shares. No fractional Shares will be issued hereunder. If the number of Restricted Stock Units vesting on a given vesting date is not a whole number, such number of Restricted Stock Units will be rounded down to the nearest whole number and any fractional Restricted Stock Unit otherwise then vesting will be cancelled without consideration.
4.Settlement of Restricted Stock Units.
(a)Within 60 days following the vesting of Restricted Stock Units subject hereto, the Company shall issue to the Participant, either by book-entry registration or issuance of a stock certificate or certificates, a number of Shares equal to the number of Restricted Stock Units then vesting.
(b)The Participant will not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of the grant of Restricted Stock Units until Shares are issued in settlement of such Restricted Stock Units pursuant to Section 4(a) above.
(c)Notwithstanding the foregoing, to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii) or any successor provision, the Company may delay settlement of Restricted Stock Units if it reasonably determines that such settlement would violate federal securities laws or any other applicable law.
5.Non-Transferability of Restricted Stock Units. The Restricted Stock Units subject hereto may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily, by operation of law or otherwise, other than by will or by the laws of descent and distribution.
6.Dividend Equivalents. If the Company declares and pays a cash dividend or distribution with respect to its Shares, the Restricted Stock Units subject hereto will be increased by a number of additional Restricted Stock Units determined by dividing (a) the total dividend or distribution that would then be payable with respect to a number of Shares equal to the number of Restricted Stock Units outstanding hereunder on the dividend or distribution record date, by (b) the Fair Market Value on the date the dividend or distribution is paid. Additional Restricted Stock Units credited under this paragraph will be subject to the same terms and conditions (including the same vesting schedule and delivery timing) as the Restricted Stock Units in respect of which such additional Restricted Stock Units are credited.
7.Investment Representations. The Participant represents and warrants to the Company that the Participant is acquiring the Restricted Stock Units (and upon vesting and settlement of the Restricted Stock Units, will be acquiring Shares) for investment for the Participant’s own account, not as a nominee or agent, and not with a view toward any distribution or resale thereof. As a further condition to the settlement of the Restricted Stock Units, the Company may require that certain agreements, undertakings, representations, certificates, legends and/or information or other matters, as the Company may deem necessary or advisable, be executed, agreed to and/or provided to the Company to assure compliance with all applicable laws or regulations.
8.Section 409A. This Award is intended to be exempt from Section 409A of the Code and should be interpreted accordingly. Nonetheless, the Company does not guarantee the tax treatment of this Award.
9.Withholding.
(a)The Participant acknowledges that the issuance of Shares hereunder will give rise to taxable income and, to the extent required by law, tax withholding. Notwithstanding any other provision of this Award, the obligations of the Company hereunder are conditioned on the Participant timely paying, or otherwise making arrangements satisfactory to the Company regarding the timely satisfaction of, any required tax withholding.
(b)Without limiting the generality of the foregoing, if the Company does not elect to settle any required withholding through the withholding of Shares subject to this Award, the Company may require the Participant to sell Shares issuable hereunder to satisfy the required withholding. Accordingly, the Participant hereby irrevocably authorizes the Company to (i) sell on the Participant’s behalf such number of Shares issuable hereunder as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the required withholding, and (ii) to remit proceeds equal to the required withholding to the applicable tax authorities (or to retain proceeds equal to the required withholding, to the extent the Company has already deposited such amount with the applicable tax authorities). To the extent the proceeds of such sale exceed the required withholding, the excess proceeds will be paid to the Participant. The Participant acknowledges that he or she will be responsible for all broker’s fees and other costs of such sale and that the Company is under no obligation to arrange for such sale at any particular price. The Participant further agrees to execute such additional documents as may be reasonably necessary to facilitate such transactions.
10.Company Policies and Plans.
(a)In consideration for the grant of this Award, the Participant agrees to be subject to any policies of the Company regarding clawback, securities trading and hedging or pledging of securities as may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard.
(b)As a condition to Participant’s receipt of the Restricted Stock Units set forth in the Grant Notice, Participant hereby waives his or her rights to participate in either of the Company’s VP Severance Plan or the Company’s SVP Severance Plan, to the extent applicable to the Participant, and agrees that as of the date hereof Participant has no further rights pursuant to either such VP Severance Plan or such SVP Severance Plan and is no longer a Participant (as defined in either the VP Severance Plan or the SVP Severance Plan) in it.
11.Restrictive Covenants. In consideration for, and as a condition of, the grant of this Award, the Participant agrees to the restrictive covenants attached hereto as Exhibit A (collectively, the “Restrictive Covenants”). Participant acknowledges and agrees that Participant’s receipt of the

Restricted Stock Units granted under this Agreement further aligns Participant’s interests with the long-term business interests of the Company and each subsidiary of the Company for which Participant provide services (each, an “Employer”). The Participant agrees and acknowledges that the Restrictive Covenants are an integral part of this Agreement, the Participant acknowledges that the Participant’s agreement to the terms of this Agreement, including Exhibit A attached hereto, is a material inducement for the Company to provide the Award, and the Participant would not have been granted the Restricted Stock Units hereunder had Participant not agreed to be bound by the terms and conditions of the Restrictive Covenants.
12.Clawback. Notwithstanding any other provision of this Agreement and in accordance with Section 12.17 of the Plan, if the Participant violates any Restrictive Covenants, in addition to all other rights and remedies the Company may have, the Company’s obligation to vest or settle the Award granted hereunder shall terminate as of the date of such violation, and the Participant shall within 30 days of such violation, repay to the Company an amount equal to the sum of the value of all Restricted Stock Units previously settled hereunder, determined as of the date the Restricted Stock Units were settled in accordance with Section 4 hereof (the “Clawback Amount”).
13.Administration. The Participant represents that the Participant has read the Plan and is familiar with its terms, and hereby accepts the Award subject to the terms and provisions of the Plan. It is expressly understood that the Committee is authorized to administer, interpret and adopt rules for the administration of the Plan and this Award, all of which will be binding upon the Participant.
14.Adjustments. The number of Restricted Stock Units subject hereto will be subject to adjustment in accordance with Section 11.6 of the Plan.
15.Amendment. The Committee may, with the consent of the Participant or otherwise as permitted by the Plan, at any time or from time to time amend the terms and conditions of this Award; provided, however, that Exhibit A may not be amended or modified without the consent of both the Participant and the Employer, in writing.
16.Severability. The invalidity, illegality or unenforceability of all or any portion of any provision in Exhibit A shall not in any way affect, impair, invalidate or render unenforceable this Agreement or Exhibit A or any other portion of such provision or any other provision hereof. In the event that any provision herein is determined to be invalid, illegal or unenforceable, for any reason (including by reason of the geographical or business scope or duration thereof), any court (or arbitrator) having jurisdiction thereof shall have the power to reform such provision to the extent necessary for such provision to be enforceable to the maximum extent compatible with applicable law. If a court of competent jurisdiction (or arbitrator) cannot modify an offending provision (or portion thereof) to be made valid or enforceable (or if the court is restricted by applicable law from performing such modification), then it shall sever only the offending provision (or portion thereof) from Exhibit A, and all remaining provisions (and portions thereof) shall remain enforceable.
17.Waiver. The waiver by any party hereto of a breach by any other party hereto of a provision of Exhibit A shall not operate or be construed as a waiver of any subsequent breach by such party. Any settlement or decision not to enforce the terms of Exhibit A with respect to any other employee shall have no effect on Participant’s obligations hereunder and shall not be deemed a waiver of Exhibit A.
18.No Continuation of Service. This Award will not confer upon the Participant any right to continue in service with the Company, nor affect the right of the Company to terminate the Participant’s service at any time, for any reason, even if such termination would result in the forfeiture of this Award.
19.Entire Agreement. This Agreement, including terms of the Plan incorporated herein and the Restrictive Covenants attached hereto, contains the parties’ entire agreement regarding the Award and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating hereto; provided, however, that Exhibit A is in addition to, and complements (and does not supersede or replace) any other obligation that Participant may have to Employer with respect to confidentiality or non-disclosure, intellectual property assignment, non-competition, or non-

solicitation (regardless of whether such obligation arises by contract, statute, common law or otherwise).
20.Governing Law. This Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws; provided, however, that Exhibit A will be construed in accordance with the laws of the State of Texas, without regard to the application of the principles of conflicts of laws.
21.Exculpation. This Award and all documents, agreements, understandings and arrangements relating hereto have been issued on behalf of the Company by officers acting on its behalf and not by any person individually. None of the officers, Directors or stockholders of the Company shall have any personal liability with respect to this Award. The Participant shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of this Award and will not seek recourse or commence any action against any of the Directors, officers or stockholders of the Company, or any of their personal assets, for the performance or payment of any obligation hereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties with respect to this Award.
22.Captions. The captions in this Agreement are for convenience of reference only, and are not intended to affect the substance or interpretation of the provisions contained herein.
23.Dispute Resolution. Any dispute relating to this Award or Exhibit A will be resolved exclusively pursuant to the GameStop C.A.R.E.S. Rules of Dispute Resolution Including Arbitration. As provided in the GameStop C.A.R.E.S. Rules of Dispute Resolution Including Arbitration, either party may seek temporary or immediate injunctive relief in aid of arbitration, to maintain the status quo pending arbitration, or to prevent violation of the provisions of Exhibit A concerning non-competition, non-solicitation, or the use or disclosure of trade secrets or confidential information. Participant hereby irrevocably submits to the exclusive jurisdiction of any Texas State or United States Federal Court sitting in Tarrant County, Texas with respect to such proceedings in aid of arbitration or to enforce any award, judgment or order of the arbitrator with respect to any controversy arising out of the Award or Exhibit A.
24.Attorney. The Participant is hereby advised to consult with an attorney prior to signing the Restrictive Covenants, and the Participant represents that the Participant either has consulted with, or has had the opportunity to consult with, an attorney before entering into this Agreement.
25.Electronic Delivery of Documents. The Participant authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available at a specified website address. Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically. The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.
[Exhibit A redacted]